J.P. Morgan Securities Inc.

93 records

POOL1

Summary Statistics
Number of Recievables: 93
Aggregate Current Balance: $42,178,857.94
Range of Current Balance: $49,146.91 to $1,800,000.00
Average Current Balance: $453,536.11
Aggregate Original Balance: $42,327,621
Range of Original Balances: $71,650.00 to $1,800,000.00
Average Original Balance: $455,136
Weighted Average Original Coupon: 6.118%
Range of Original Coupons: 4.50% to 7.38%
Weighted Average Current Coupon: 6.121%
Range of Current Coupons: 4.50% to 7.38%
Weighted Average Margin: 2.412%
Range of Margins: 2.00% to 2.75%
Weighted Average Servicing Fee: 0.3846%
Range of Servicing Fees: 0.2500% to 1.1650%
Weighted Average LPMI: 0.000%
Range of LPMI: 0.00% to 0.00%
Weighted Average Current Net Coupon: 5.736%
Range of Current Net Coupons: 4.13% to 6.63%
Weighted Average Maximum Rate: 12.115%
Range of Maximum Rates: 10.50% to 13.38%
Weighted Average Months to Roll: 34
Weighted Average Stated Original Term: 360.00 months
Range of Stated Original Term: 360 months to 360 months
Weighted Average Stated Remaining Term: 357.66 months
Range of Stated Remaining Term: 347 months to 360 months
Weighted Average Stated Original IO Term: 92.96 months
Range of Stated Original IO Term: 0 months to 120 months
Weighted Average Effective Original LTV: 71.88%
Percent Purchase: 42.6%
Percent Cash-Out Refinance: 38.5%
Percent Owner Occupied: 93.2%
Percent Single Family - PUD: 95.2%
Percent Conforming Balance: 26.0%
Percent Interest Only: 79.4%
Percent with Securities Pledge: 0.0%
Weighted Average FICO Score: 738.2
Top 5 States: CA(38%),FL(9%),CT(7%),TN(4%),OR(4%)

The issuer has filed a registration statement (including a prospectus) with the SEC or the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-212-834-2499 (collect call) or by emailing Thomas Panagis at thomas.m.panagis@jpmorgan.com.This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities referenced in this communication in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the securities laws of any such state or other jurisdiction. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. The information contained in this communication is subject to change, completion or amendment from time to time. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.The attached information may contain certain tables and other statistical analyses (the "Computational Materials") that have been prepared in reliance upon information furnished by the issuer, the preparation of which used numerous assumptions which may or may not be reflected herein. As such, no assurance can be given as to the appropriateness of the Computational Materials for any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. Neither JPMorgan nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.THIS INFORMATION IS FURNISHED TO YOU SOLELY BY JPMORGAN AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN JPMORGAN). JPMORGAN IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE OFFERING TO WHICH THIS COMMUNICATION RELATES.Copyright 2005 JPMorgan hase & Co. All rights reserved. J.P. Morgan Securities Inc. (JPMSI), member NYSE and SIPC. JPMorgan is the marketing name used by the specific legal entity or entities named in the attached materials. Clients should contact analysts and execute transactions through a JPMorgan Chase & Co. subsidiary or affiliate in their home jurisdiction unless governing law permits otherwise.

Servicer	Number of Receivables	Aggregate Current Principal Balance	% of Aggregate Current Principal Balance	Average Original Principal Balance	Total Original Balance	Weighted Average Current Coupon	Weighted Average Net Coupon	Weighted Average Margin	Weighted Average Maximum Rate	Weighted Average Months to Roll	Weighted Average Stated Original Term	Weighted Average Stated Remaining Term	Weighted Average Original Effective LTV	Percent Cashout Refi	Percent Interest Only	FICO Score
Chase PHH Suntrust	33 34 26	14,559,423.06 19,205,574.47 8,413,860.41	34.52 45.53 19.95	445,388 564,926 323,936	14,697,800 19,207,476 8,422,345	6.254 6.000 6.164	5.879 5.604 5.789	2.699 2.262 2.255	12.254 11.989 12.164	34 34 32	360.0 360.0 360.0	358.2 358.0 355.9	67.45 73.94 74.86	57.6 29.6 25.9	94.2 68.3 78.9	738.9 733.2 748.0
Total:	93	42,178,857.94	100.00	455,136	42,327,621	6.121	5.736	2.412	12.115	34	360.0	357.7	71.88	38.5	79.4	738.2

		Aggregate	% of Aggregate	Average		Weighted	Weighted		Weighted	Weighted Average	Weighted Average	Weighted Average	Weighted Average
Product Type	Number of Receivables	Current Principal Balance	Current Principal Balance	Original Principal Balance	Total Original Balance	Average Current Coupon	Average Net Coupon	Weighted Average Margin	Average Maximum Rate	Months to Roll	Stated Original Term	Stated Remaining Term	Original Effective LTV	Percent Cashout Refi	Percent Interest Only	FICO Score
3 Year ARM	93	42,178,857.94	100.00	455,136	42,327,621	6.121	5.736	2.412	12.115	34	360.0	357.7	71.88	38.5	79.4	738.2
Total:	93	42,178,857.94	100.00	455,136	42,327,621	6.121	5.736	2.412	12.115	34	360.0	357.7	71.88	38.5	79.4	738.2

Index Type	Number of Receivables	Aggregate Current Principal Balance	% of Aggregate Current Principal Balance	Average Original Principal Balance	Total Original Balance	Weighted Average Current Coupon	Weighted Average Net Coupon	Weighted Average Margin	Weighted Average Maximum Rate	Weighted Average Months to Roll	Weighted Average Stated Original Term	Weighted Average Stated Remaining Term	Weighted Average Original Effective LTV	Percent Cashout Refi	Percent Interest Only	FICO Score
1 Year CMT	5	1,015,623.06	2.41	229,600	1,148,000	5.748	5.373	2.750	11.748	31	360.0	355.0	61.46	64.9	59.8	751.0
Libor - 6 Month	29	13,759,800.00	32.62	474,683	13,765,800	6.292	5.919	2.685	12.277	34	360.0	358.5	67.89	57.7	95.3	738.8
Libor - 1 Year	59	27,403,434.88	64.97	464,641	27,413,821	6.048	5.657	2.262	12.048	33	360.0	357.3	74.27	27.9	72.1	737.5
Total:	93	42,178,857.94	100.00	455,136	42,327,621	6.121	5.736	2.412	12.115	34	360.0	357.7	71.88	38.5	79.4	738.2

			% of							Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average		Weighted	Weighted		Weighted	Average	Average	Average	Average
Interest Only	Number of Receivables	Current Principal Balance	Current Principal Balance	Original Principal Balance	Total Original Balance	Average Current Coupon	Average Net Coupon	Weighted Average Margin	Average Maximum Rate	Months to Roll	Stated Original Term	Stated Remaining Term	Original Effective LTV	Percent Cashout Refi	Percent Interest Only	FICO Score
Yes	74	33,470,821.34	79.35	452,411	33,478,411	6.167	5.775	2.434	12.167	34	360.0	357.9	72.44	44.8	100.0	736.9
No	19	8,708,036.60	20.65	465,748	8,849,210	5.940	5.586	2.326	11.915	33	360.0	356.7	69.74	14.2	0.0	743.7
Total:	93	42,178,857.94	100.00	455,136	42,327,621	6.121	5.736	2.412	12.115	34	360.0	357.7	71.88	38.5	79.4	738.2

			% of							Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average		Weighted	Weighted		Weighted	Average	Average	Average	Average
Original Rates (%)	Number of Receivables	Current Principal Balance	Current Principal Balance	Original Principal Balance	Total Original Balance	Average Current Coupon	Average Net Coupon	Weighted Average Margin	Average Maximum Rate	Months to Roll	Stated Original Term	Stated Remaining Term	Original Effective LTV	Percent Cashout Refi	Percent Interest Only	FICO Score
4.251 to 4.500	1	643,000.00	1.52	649,000	649,000	4.500	4.125	2.250	10.500	23	360.0	347.0	73.13	0.0	100.0	702.0
4.751 to 5.000	2	2,300,000.00	5.45	1,150,000	2,300,000	4.957	4.707	2.250	10.957	34	360.0	358.0	62.71	0.0	0.0	787.0
5.001 to 5.250	4	1,709,567.26	4.05	427,400	1,709,600	5.233	4.858	2.250	11.233	30	360.0	353.8	78.18	33.6	100.0	760.6
5.251 to 5.500	4	1,047,858.75	2.48	295,250	1,181,000	5.400	5.025	2.351	11.400	33	360.0	356.9	75.33	15.4	61.0	721.7
5.501 to 5.750	9	4,258,811.27	10.10	473,833	4,264,500	5.693	5.318	2.354	11.693	33	360.0	356.7	69.87	20.9	59.3	738.6
5.751 to 6.000	15	5,892,944.90	13.97	392,955	5,894,328	5.970	5.595	2.345	11.970	33	360.0	357.5	70.85	56.6	96.6	744.1
6.001 to 6.250	18	8,071,954.38	19.14	448,486	8,072,750	6.206	5.831	2.458	12.206	35	360.0	358.9	73.84	39.7	97.4	727.6
6.251 to 6.500	23	11,706,241.89	27.75	508,983	11,706,610	6.429	6.057	2.504	12.411	35	360.0	358.6	70.68	57.6	87.7	737.7
6.501 to 6.750	11	4,687,503.97	11.11	426,188	4,688,073	6.650	6.253	2.448	12.650	33	360.0	357.4	72.74	22.6	69.5	726.9
6.751 to 7.000	4	957,415.52	2.27	239,550	958,200	6.936	6.500	2.389	12.936	34	360.0	358.3	79.60	27.9	51.2	745.2
7.251 to 7.500	2	903,560.00	2.14	451,780	903,560	7.375	6.380	2.250	13.375	33	360.0	356.8	80.00	0.0	42.4	773.4
Total:	93	42,178,857.94	100.00	455,136	42,327,621	6.121	5.736	2.412	12.115	34	360.0	357.7	71.88	38.5	79.4	738.2
Minimum: 4.5000 Maximum: 7.3750 Weighted Average: 6.1183

			% of							Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average		Weighted	Weighted		Weighted	Average	Average	Average	Average
Net Rates (%)	Number of Receivables	Current Principal Balance	Current Principal Balance	Original Principal Balance	Total Original Balance	Average Current Coupon	Average Net Coupon	Weighted Average Margin	Average Maximum Rate	Months to Roll	Stated Original Term	Stated Remaining Term	Original Effective LTV	Percent Cashout Refi	Percent Interest Only	FICO Score
4.001 to 4.250	1	643,000.00	1.52	649,000	649,000	4.500	4.125	2.250	10.500	23	360.0	347.0	73.13	0.0	100.0	702.0
4.501 to 4.750	3	2,529,999.26	6.00	843,333	2,530,000	4.972	4.710	2.250	10.972	33	360.0	357.1	64.10	9.1	9.1	781.8
4.751 to 5.000	5	2,316,457.16	5.49	463,720	2,318,600	5.295	4.920	2.250	11.295	31	360.0	355.4	78.37	14.9	91.5	745.9
5.001 to 5.250	5	1,594,280.86	3.78	346,200	1,731,000	5.608	5.233	2.595	11.608	30	360.0	354.5	57.95	65.9	18.8	745.2
5.251 to 5.500	11	4,292,632.11	10.18	390,329	4,293,620	5.775	5.400	2.286	11.775	33	360.0	356.9	74.11	11.1	84.8	735.4
5.501 to 5.750	16	7,020,062.79	16.64	438,779	7,020,458	6.045	5.670	2.411	12.045	35	360.0	358.6	70.86	63.1	97.2	738.6
5.751 to 6.000	26	12,601,487.38	29.88	484,703	12,602,283	6.335	5.942	2.439	12.335	35	360.0	358.5	71.90	54.1	91.8	730.1
6.001 to 6.250	19	7,799,712.86	18.49	410,561	7,800,650	6.573	6.155	2.507	12.545	34	360.0	358.4	73.44	26.3	90.0	751.0
6.251 to 6.500	5	2,393,650.00	5.67	478,730	2,393,650	6.701	6.379	2.499	12.701	34	360.0	357.6	73.27	35.0	46.9	700.0
6.501 to 6.750	2	987,575.52	2.34	494,180	988,360	7.198	6.562	2.250	13.198	32	360.0	356.5	80.00	0.0	0.0	762.5
Total:	93	42,178,857.94	100.00	455,136	42,327,621	6.121	5.736	2.412	12.115	34	360.0	357.7	71.88	38.5	79.4	738.2
Minimum: 4.1250 Maximum: 6.6250 Weighted Average: 5.7359

First Payment Date	Number of Receivables	Aggregate Current Principal Balance	% of Aggregate Current Principal Balance	Average Original Principal Balance	Total Original Balance	Weighted Average Current Coupon	Weighted Average Net Coupon	Weighted Average Margin	Weighted Average Maximum Rate	Weighted Average Months to Roll	Weighted Average Stated Original Term	Weighted Average Stated Remaining Term	Weighted Average Original Effective LTV	Percent Cashout Refi	Percent Interest Only	FICO Score
2005 2006	9 84	2,640,644.22 39,538,213.72	6.26 93.74	294,731 472,322	2,652,575 39,675,046	5.308 6.175	4.933 5.790	2.266 2.422	11.308 12.169	26 34	360.0 360.0	350.1 358.2	70.36 71.98	21.8 39.6	73.8 79.7	739.6 738.1
Total:	93	42,178,857.94	100.00	455,136	42,327,621	6.121	5.736	2.412	12.115	34	360.0	357.7	71.88	38.5	79.4	738.2
Minimum: 2005-07-01
Maximum: 2006-08-01 Weighted Average: 2006-05-22

Maturity Date	Number of Receivables	Aggregate Current Principal Balance	% of Aggregate Current Principal Balance	Average Original Principal Balance	Total Original Balance	Weighted Average Current Coupon	Weighted Average Net Coupon	Weighted Average Margin	Weighted Average Maximum Rate	Weighted Average Months to Roll	Weighted Average Stated Original Term	Weighted Average Stated Remaining Term	Weighted Average Original Effective LTV	Percent Cashout Refi	Percent Interest Only	FICO Score
2035 2036	11 82	2,942,327.65 39,236,530.29	6.98 93.02	268,572 480,163	2,954,295 39,373,326	5.336 6.179	4.961 5.794	2.265 2.423	11.336 12.174	26 34	360.0 360.0	350.4 358.2	71.82 71.89	19.5 39.9	76.4 79.6	742.5 737.9
Total:	93	42,178,857.94	100.00	455,136	42,327,621	6.121	5.736	2.412	12.115	34	360.0	357.7	71.88	38.5	79.4	738.2
Minimum: 2035-06-01
Maximum: 2036-07-01 Weighted Average: 2036-04-21

Next Rate Adjustment Date	Number of Receivables	Aggregate Current Principal Balance	% of Aggregate Current Principal Balance	Average Original Principal Balance	Total Original Balance	Weighted Average Current Coupon	Weighted Average Net Coupon	Weighted Average Margin	Weighted Average Maximum Rate	Weighted Average Months to Roll	Weighted Average Stated Original Term	Weighted Average Stated Remaining Term	Weighted Average Original Effective LTV	Percent Cashout Refi	Percent Interest Only	FICO Score
2008 2009	11 82	2,942,327.65 39,236,530.29	6.98 93.02	268,572 480,163	2,954,295 39,373,326	5.336 6.179	4.961 5.794	2.265 2.423	11.336 12.174	26 34	360.0 360.0	350.4 358.2	71.82 71.89	19.5 39.9	76.4 79.6	742.5 737.9
Total:	93	42,178,857.94	100.00	455,136	42,327,621	6.121	5.736	2.412	12.115	34	360.0	357.7	71.88	38.5	79.4	738.2
Minimum: 2008-06-01
Maximum: 2009-07-01 Weighted Average: 2009-04-21

Original Term	Number of Receivables	Aggregate Current Principal Balance	% of Aggregate Current Principal Balance	Average Original Principal Balance	Total Original Balance	Weighted Average Current Coupon	Weighted Average Net Coupon	Weighted Average Margin	Weighted Average Maximum Rate	Weighted Average Months to Roll	Weighted Average Stated Original Term	Weighted Average Stated Remaining Term	Weighted Average Original Effective LTV	Percent Cashout Refi	Percent Interest Only	FICO Score
360	93	42,178,857.94	100.00	455,136	42,327,621	6.121	5.736	2.412	12.115	34	360.0	357.7	71.88	38.5	79.4	738.2
Total:	93	42,178,857.94	100.00	455,136	42,327,621	6.121	5.736	2.412	12.115	34	360.0	357.7	71.88	38.5	79.4	738.2
Minimum: 360 Maximum: 360 Weighted Average: 360.0

Seasoning		Number of Receivables	Aggregate Current Principal Balance	% of Aggregate Current Principal Balance	Average Original Principal Balance	Total Original Balance	Weighted Average Current Coupon	Weighted Average Net Coupon	Weighted Average Margin	Weighted Average Maximum Rate	Weighted Average Months to Roll	Weighted Average Stated Original Term	Weighted Average Stated Remaining Term	Weighted Average Original Effective LTV	Percent Cashout Refi	Percent Interest Only	FICO Score
<= 0		17	8,932,400.00	21.18	525,435	8,932,400	6.291	5.916	2.577	12.291	36	360.0	360.0	69.34	36.7	99.2	745.6
1 to 3		44	21,346,213.09	50.61	485,171	21,347,543	6.178	5.796	2.397	12.168	34	360.0	358.5	72.28	46.9	82.5	736.9
4 to 6		21	8,957,917.20	21.24	433,018	9,093,383	6.071	5.667	2.330	12.071	32	360.0	355.8	73.49	26.6	53.0	732.1
7 to 9		7	1,729,139.23	4.10	247,571	1,732,995	5.637	5.262	2.275	11.637	28	360.0	351.9	69.52	20.0	71.4	760.9
10 to	12	3	570,188.42	1.35	190,767	572,300	5.368	4.993	2.250	11.368	26	360.0	349.6	77.33	40.3	65.3	732.4
13 to	15	1	643,000.00	1.52	649,000	649,000	4.500	4.125	2.250	10.500	23	360.0	347.0	73.13	0.0	100.0	702.0
Total:		93	42,178,857.94	100.00	455,136	42,327,621	6.121	5.736	2.412	12.115	34	360.0	357.7	71.88	38.5	79.4	738.2
Minimum: 0 Maximum: 13 Weighted Average: 3.0

			% of							Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average		Weighted	Weighted		Weighted	Average	Average	Average	Average
Remaining Term to Stated Maturity	Number of Receivables	Current Principal Balance	Current Principal Balance	Original Principal Balance	Total Original Balance	Average Current Coupon	Average Net Coupon	Weighted Average Margin	Average Maximum Rate	Months to Roll	Stated Original Term	Stated Remaining Term	Original Effective LTV	Percent Cashout Refi	Percent Interest Only	FICO Score
343 to 348	1	643,000.00	1.52	649,000	649,000	4.500	4.125	2.250	10.500	23	360.0	347.0	73.13	0.0	100.0	702.0
349 to 354	12	2,906,376.33	6.89	242,775	2,913,295	5.608	5.233	2.369	11.608	28	360.0	351.9	68.85	30.1	76.2	752.1
355 to 360	80	38,629,481.61	91.58	484,567	38,765,326	6.186	5.801	2.418	12.180	34	360.0	358.3	72.09	39.8	79.3	737.8
Total:	93	42,178,857.94	100.00	455,136	42,327,621	6.121	5.736	2.412	12.115	34	360.0	357.7	71.88	38.5	79.4	738.2
Minimum: 347 Maximum: 360 Weighted Average: 357.7

Original Principal Balance ($)	Number of Receivables	Aggregate Current Principal Balance	% of Aggregate Current Principal Balance	Average Original Principal Balance	Total Original Balance	Weighted Average Current Coupon	Weighted Average Net Coupon	Weighted Average Margin	Weighted Average Maximum Rate	Weighted Average Months to Roll	Weighted Average Stated Original Term	Weighted Average Stated Remaining Term	Weighted Average Original Effective LTV	Percent Cashout Refi	Percent Interest Only	FICO Score
1 to 100,000	2	164,450.00	0.39	82,225	164,450	6.679	6.304	2.750	12.679	36	360.0	360.0	70.73	43.6	56.4	725.6
100,001 to 200,000	19	2,899,921.97	6.88	159,658	3,033,495	6.042	5.647	2.390	12.042	32	360.0	355.5	74.84	17.8	73.7	741.8
200,001 to 300,000	18	4,465,234.61	10.59	248,144	4,466,600	6.210	5.841	2.375	12.162	33	360.0	356.9	73.89	37.4	85.9	733.5
300,001 to 400,000	6	2,153,366.68	5.11	359,058	2,154,350	6.337	5.821	2.404	12.337	32	360.0	355.9	72.22	16.0	100.0	724.1
400,001 to 500,000	16	7,277,866.21	17.25	455,175	7,282,806	6.288	5.882	2.343	12.288	34	360.0	358.0	70.68	37.9	81.2	747.6
500,001 to 600,000	9	4,884,918.47	11.58	542,980	4,886,820	6.257	5.829	2.522	12.257	34	360.0	357.9	72.07	78.7	77.3	716.1
600,001 to 700,000	8	5,127,600.00	12.16	641,700	5,133,600	5.884	5.509	2.316	11.884	33	360.0	357.0	74.66	0.0	75.3	737.7
700,001 to 800,000	7	5,301,500.00	12.57	757,357	5,301,500	5.980	5.624	2.457	11.980	34	360.0	358.4	72.20	41.2	84.9	764.3
800,001 to 900,000	1	850,000.00	2.02	850,000	850,000	6.500	6.125	2.750	12.500	35	360.0	359.0	60.71	100.0	100.0	726.0
900,001 to 1,000,000	2	1,994,000.00	4.73	997,000	1,994,000	5.751	5.376	2.250	11.751	33	360.0	357.0	77.94	50.1	100.0	726.0
1,100,001 to 1,200,000	2	2,400,000.00	5.69	1,200,000	2,400,000	6.313	5.990	2.250	12.313	34	360.0	357.5	77.50	50.0	50.0	697.5
1,300,001 to 1,400,000	1	1,360,000.00	3.22	1,360,000	1,360,000	6.500	6.125	2.750	12.500	36	360.0	360.0	80.00	0.0	100.0	778.0
1,400,001 to 1,500,000	1	1,500,000.00	3.56	1,500,000	1,500,000	5.000	4.750	2.250	11.000	35	360.0	359.0	60.00	0.0	0.0	787.0
1,700,001 to 1,800,000	1	1,800,000.00	4.27	1,800,000	1,800,000	6.375	6.000	2.750	12.375	36	360.0	360.0	52.17	100.0	100.0	724.0
Total:	93	42,178,857.94	100.00	455,136	42,327,621	6.121	5.736	2.412	12.115	34	360.0	357.7	71.88	38.5	79.4	738.2
Minimum: 71,650.00
Maximum: 1,800,000.00
Average: 455,135.71
Total: 42,327,621.00

Current Principal Balance ($)	Number of Receivables	Aggregate Current Principal Balance	% of Aggregate Current Principal Balance	Average Original Principal Balance	Total Original Balance	Weighted Average Current Coupon	Weighted Average Net Coupon	Weighted Average Margin	Weighted Average Maximum Rate	Weighted Average Months to Roll	Weighted Average Stated Original Term	Weighted Average Stated Remaining Term	Weighted Average Original Effective LTV	Percent Cashout Refi	Percent Interest Only	FICO Score
0.01 to 100,000.00	3	213,596.91	0.51	114,817	344,450	6.408	6.033	2.750	12.408	35	360.0	359.1	69.52	33.5	43.4	727.5
100,000.01 to 200,000.00	18	2,850,775.06	6.76	158,528	2,853,495	6.052	5.656	2.383	12.052	31	360.0	355.5	75.00	18.1	74.9	741.9
200,000.01 to 300,000.00	18	4,465,234.61	10.59	248,144	4,466,600	6.210	5.841	2.375	12.162	33	360.0	356.9	73.89	37.4	85.9	733.5
300,000.01 to 400,000.00	6	2,153,366.68	5.11	359,058	2,154,350	6.337	5.821	2.404	12.337	32	360.0	355.9	72.22	16.0	100.0	724.1
400,000.01 to 500,000.00	16	7,277,866.21	17.25	455,175	7,282,806	6.288	5.882	2.343	12.288	34	360.0	358.0	70.68	37.9	81.2	747.6
500,000.01 to 600,000.00	9	4,884,918.47	11.58	542,980	4,886,820	6.257	5.829	2.522	12.257	34	360.0	357.9	72.07	78.7	77.3	716.1
600,000.01 to 700,000.00	8	5,127,600.00	12.16	641,700	5,133,600	5.884	5.509	2.316	11.884	33	360.0	357.0	74.66	0.0	75.3	737.7
700,000.01 to 800,000.00	7	5,301,500.00	12.57	757,357	5,301,500	5.980	5.624	2.457	11.980	34	360.0	358.4	72.20	41.2	84.9	764.3
800,000.01 to 900,000.00	1	850,000.00	2.02	850,000	850,000	6.500	6.125	2.750	12.500	35	360.0	359.0	60.71	100.0	100.0	726.0
900,000.01 to 1,000,000.00	2	1,994,000.00	4.73	997,000	1,994,000	5.751	5.376	2.250	11.751	33	360.0	357.0	77.94	50.1	100.0	726.0
1,100,000.01 to 1,200,000.00	2	2,400,000.00	5.69	1,200,000	2,400,000	6.313	5.990	2.250	12.313	34	360.0	357.5	77.50	50.0	50.0	697.5
1,300,000.01 to 1,400,000.00	1	1,360,000.00	3.22	1,360,000	1,360,000	6.500	6.125	2.750	12.500	36	360.0	360.0	80.00	0.0	100.0	778.0
1,400,000.01 to 1,500,000.00	1	1,500,000.00	3.56	1,500,000	1,500,000	5.000	4.750	2.250	11.000	35	360.0	359.0	60.00	0.0	0.0	787.0
1,700,000.01 to 1,800,000.00	1	1,800,000.00	4.27	1,800,000	1,800,000	6.375	6.000	2.750	12.375	36	360.0	360.0	52.17	100.0	100.0	724.0
Total:	93	42,178,857.94	100.00	455,136	42,327,621	6.121	5.736	2.412	12.115	34	360.0	357.7	71.88	38.5	79.4	738.2
Minimum: 49,146.91
Maximum: 1,800,000.00
Average: 453,536.11

Original Number Effective of Loan-to-Value Ratio (%) Receivables		Aggregate Current Principal Balance	% of Aggregate Current Principal Balance	Average Original Principal Balance	Total Original Balance	Weighted Average Current Coupon	Weighted Average Net Coupon	Weighted Average Margin	Weighted Average Maximum Rate	Weighted Average Months to Roll	Weighted Average Stated Original Term	Weighted Average Stated Remaining Term	Weighted Average Original Effective LTV	Percent Cashout Refi	Percent Interest Only	FICO Score
30.01 to 40.00	1	300,000.00	0.71	300,000	300,000	5.625	5.250	2.750	11.625	30	360.0	354.0	37.50	100.0	100.0	779.0
50.01 to 60.00	8	4,948,150.00	11.73	618,519	4,948,150	5.913	5.576	2.532	11.913	35	360.0	359.1	55.69	61.4	64.0	750.0
60.01 to 70.00	22	10,516,936.65	24.93	484,277	10,654,083	6.055	5.692	2.504	12.034	34	360.0	357.6	64.43	49.8	68.5	747.8
70.01 to 80.00	60	26,069,271.29	61.81	434,681	26,080,888	6.198	5.795	2.350	12.198	33	360.0	357.5	78.12	28.6	86.1	731.4
80.01 to 90.00	2	344,500.00	0.82	172,250	344,500	5.698	5.323	2.250	11.698	31	360.0	354.8	89.71	59.8	100.0	784.9
Total:	93	42,178,857.94	100.00	455,136	42,327,621	6.121	5.736	2.412	12.115	34	360.0	357.7	71.88	38.5	79.4	738.2
Minimum: 37.50 Maximum: 90.00 Weighted Average by Original Balance: 71.86

PMI Company (LTV > 80)	Number of Receivables	Aggregate Current Principal Balance	% of Aggregate Current Principal Balance	Average Original Principal Balance	Total Original Balance	Weighted Average Current Coupon	Weighted Average Net Coupon	Weighted Average Margin	Weighted Average Maximum Rate	Weighted Average Months to Roll	Weighted Average Stated Original Term	Weighted Average Stated Remaining Term	Weighted Average Original Effective LTV	Percent Cashout Refi	Percent Interest Only	FICO Score
PMI United Guaranty Insurance	1 1	205,900.00 138,600.00	59.77 40.23	205,900 138,600	205,900 138,600	6.000 5.250	5.625 4.875	2.250 2.250	12.000 11.250	32 29	360.0 360.0	356.0 353.0	89.52 90.00	100.0 0.0	100.0 100.0	803.0 758.0
Total:	2	344,500.00	100.00	172,250	344,500	5.698	5.323	2.250	11.698	31	360.0	354.8	89.71	59.8	100.0	784.9

			% of							Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average		Weighted	Weighted		Weighted	Average	Average	Average	Average
Documentation Level	Number of Receivables	Current Principal Balance	Current Principal Balance	Original Principal Balance	Total Original Balance	Average Current Coupon	Average Net Coupon	Weighted Average Margin	Average Maximum Rate	Months to Roll	Stated Original Term	Stated Remaining Term	Original Effective LTV	Percent Cashout Refi	Percent Interest Only	FICO Score
Full Documentation	63	24,204,377.53	57.39	386,539	24,351,988	5.963	5.582	2.348	11.954	33	360.0	357.5	72.69	38.6	81.6	737.2
Stated	13	8,898,800.00	21.10	684,523	8,898,800	6.425	6.050	2.750	12.425	35	360.0	359.5	65.94	65.1	97.7	742.8
Limited	11	6,462,683.00	15.32	587,517	6,462,683	6.122	5.707	2.250	12.122	32	360.0	356.0	74.55	16.8	50.9	731.1
Full Asset/Stated Income	6	2,612,997.41	6.20	435,692	2,614,150	6.544	6.169	2.250	12.544	34	360.0	357.5	78.02	0.0	66.6	747.3
Total:	93	42,178,857.94	100.00	455,136	42,327,621	6.121	5.736	2.412	12.115	34	360.0	357.7	71.88	38.5	79.4	738.2

			% of							Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average		Weighted	Weighted		Weighted	Average	Average	Average	Average
Purpose	Number of Receivables	Current Principal Balance	Current Principal Balance	Original Principal Balance	Total Original Balance	Average Current Coupon	Average Net Coupon	Weighted Average Margin	Average Maximum Rate	Months to Roll	Stated Original Term	Stated Remaining Term	Original Effective LTV	Percent Cashout Refi	Percent Interest Only	FICO Score
Purchase	45	17,969,585.94	42.60	402,490	18,112,055	5.969	5.570	2.313	11.969	33	360.0	357.1	75.63	0.0	73.3	745.4
Cash-out Refinance	32	16,236,376.20	38.49	507,465	16,238,883	6.208	5.828	2.517	12.195	34	360.0	358.2	67.53	100.0	92.4	732.1
Rate/Term Refinance	16	7,972,895.80	18.90	498,543	7,976,683	6.283	5.923	2.422	12.283	34	360.0	358.0	72.30	0.0	66.5	735.3
Total:	93	42,178,857.94	100.00	455,136	42,327,621	6.121	5.736	2.412	12.115	34	360.0	357.7	71.88	38.5	79.4	738.2

Occupancy	Number of Receivables	Aggregate Current Principal Balance	% of Aggregate Current Principal Balance	Average Original Principal Balance	Total Original Balance	Weighted Average Current Coupon	Weighted Average Net Coupon	Weighted Average Margin	Weighted Average Maximum Rate	Weighted Average Months to Roll	Weighted Average Stated Original Term	Weighted Average Stated Remaining Term	Weighted Average Original Effective LTV	Percent Cashout Refi	Percent Interest Only	FICO Score
Primary Residence Second Home Investment	86 5 2	39,293,922.94 2,676,860.00 208,075.00	93.16 6.35 0.49	458,636 535,372 104,038	39,442,686 2,676,860 208,075	6.087 6.594 6.279	5.705 6.170 5.904	2.421 2.250 2.681	12.082 12.594 12.279	34 33 32	360.0 360.0 360.0	357.7 356.5 355.6	71.22 81.13 77.23	40.8 7.7 0.0	83.8 12.9 100.0	740.0 714.4 720.4
Total:	93	42,178,857.94	100.00	455,136	42,327,621	6.121	5.736	2.412	12.115	34	360.0	357.7	71.88	38.5	79.4	738.2

		Aggregate	% of Aggregate	Average		Weighted	Weighted		Weighted	Weighted Average	Weighted Average	Weighted Average	Weighted Average
Property Type	Number of Receivables	Current Principal Balance	Current Principal Balance	Original Principal Balance	Total Original Balance	Average Current Coupon	Average Net Coupon	Weighted Average Margin	Average Maximum Rate	Months to Roll	Stated Original Term	Stated Remaining Term	Original Effective LTV	Percent Cashout Refi	Percent Interest Only	FICO Score
Single Family Residence	53	23,739,757.49	56.28	448,225	23,755,918	6.123	5.752	2.444	12.114	33	360.0	357.4	70.33	49.7	81.0	730.9
Planned unit developments	31	16,402,080.14	38.89	533,339	16,533,503	6.082	5.678	2.373	12.082	34	360.0	358.1	73.58	25.8	79.7	747.4
Condo	8	1,569,804.79	3.72	196,275	1,570,200	6.224	5.831	2.379	12.224	34	360.0	357.9	75.18	12.6	74.2	740.0
Two- to four-family	1	467,215.52	1.11	468,000	468,000	7.000	6.625	2.250	13.000	33	360.0	357.0	80.00	0.0	0.0	773.0
Total:	93	42,178,857.94	100.00	455,136	42,327,621	6.121	5.736	2.412	12.115	34	360.0	357.7	71.88	38.5	79.4	738.2

			% of							Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average		Weighted	Weighted		Weighted	Average	Average	Average	Average
Geographic Distribution	Number of	Current Principal	Current Principal	Original Principal	Total Original	Average Current	Average Net	Weighted Average	Average Maximum	Months to	Stated Original	Stated Remaining	Original Effective	Percent Cashout	Percent Interest	FICO
by Balance	Receivables	Balance	Balance	Balance	Balance	Coupon	Coupon	Margin	Rate	Roll	Term	Term	LTV	Refi	Only	Score
California	25	16,080,498.52	38.12	643,251	16,081,283	6.140	5.777	2.440	12.140	35	360.0	358.8	70.44	57.6	84.0	738.6
Florida	13	3,970,559.05	9.41	305,621	3,973,070	6.300	5.860	2.250	12.300	32	360.0	355.7	76.38	22.8	71.7	736.8
Connecticut	3	3,000,000.00	7.11	1,000,000	3,000,000	5.986	5.645	2.550	11.986	34	360.0	358.4	57.96	60.0	73.3	712.7
Tennessee	5	1,846,204.38	4.38	369,400	1,847,000	6.266	5.834	2.331	12.266	32	360.0	355.7	72.21	16.2	88.8	762.3
Oregon	2	1,667,048.68	3.95	834,000	1,668,000	6.385	6.010	2.750	12.385	35	360.0	358.9	80.00	0.0	100.0	766.0
Illinois	3	1,614,000.00	3.83	538,000	1,614,000	5.579	5.204	2.250	11.579	33	360.0	357.2	74.54	0.0	100.0	766.5
Arizona	4	1,571,830.97	3.73	393,100	1,572,400	6.104	5.729	2.384	12.104	33	360.0	357.0	69.84	26.9	58.5	745.0
North Carolina	4	1,502,310.48	3.56	376,569	1,506,275	5.823	5.448	2.333	11.823	31	360.0	355.5	63.34	59.4	56.3	763.2
New York	2	1,231,223.00	2.92	615,612	1,231,223	6.399	5.925	2.552	12.399	34	360.0	357.8	69.87	39.6	100.0	745.1
Maryland	4	1,222,703.26	2.90	306,250	1,225,000	6.014	5.639	2.635	12.014	33	360.0	356.8	68.60	64.3	22.9	712.7
Utah	1	1,200,000.00	2.85	1,200,000	1,200,000	6.625	6.355	2.250	12.625	32	360.0	356.0	80.00	0.0	0.0	675.0
New Jersey	2	1,065,600.00	2.53	532,800	1,065,600	6.224	5.849	2.250	12.224	34	360.0	358.3	80.00	0.0	100.0	741.5
Ohio	3	951,800.00	2.26	319,267	957,800	5.118	4.771	2.242	10.891	27	360.0	351.0	72.52	22.7	77.3	722.9
Washington	3	921,950.00	2.19	307,317	921,950	6.186	5.811	2.614	12.186	35	360.0	358.9	76.14	25.5	100.0	733.9
Minnesota	3	867,750.00	2.06	289,250	867,750	5.982	5.573	2.250	11.982	35	360.0	359.3	80.00	0.0	100.0	706.6
Virginia	3	661,099.26	1.57	220,367	661,100	5.704	5.329	2.250	11.704	30	360.0	353.8	78.76	34.8	100.0	723.1
Louisiana	1	639,000.00	1.51	639,000	639,000	5.375	5.000	2.250	11.375	35	360.0	359.0	79.88	0.0	100.0	730.0
Texas	4	624,050.00	1.48	156,013	624,050	6.320	5.899	2.307	12.320	35	360.0	358.5	80.52	44.5	88.5	741.2
Pennsylvania	2	540,800.00	1.28	270,400	540,800	7.084	6.149	2.396	13.084	34	360.0	358.3	80.00	29.1	100.0	785.3
Colorado	1	267,000.00	0.63	267,000	267,000	6.875	6.500	2.750	12.875	36	360.0	360.0	78.99	100.0	100.0	744.0
Michigan	1	208,000.00	0.49	208,000	208,000	6.375	6.000	2.750	12.375	35	360.0	359.0	54.74	0.0	0.0	731.0
Georgia	2	182,746.91	0.43	156,800	313,600	6.048	5.673	2.384	12.048	33	360.0	357.5	76.09	0.0	73.1	736.2
Nevada	1	179,600.00	0.43	179,600	179,600	6.125	5.750	2.250	12.125	36	360.0	360.0	80.00	0.0	100.0	713.0
South Dakota	1	163,083.43	0.39	163,120	163,120	5.875	5.500	2.250	11.875	29	360.0	353.0	80.00	0.0	100.0	776.0
Total:	93	42,178,857.94	100.00	455,136	42,327,621	6.121	5.736	2.412	12.115	34	360.0	357.7	71.88	38.5	79.4	738.2
Number of States Represented: 24

FICO Score	Number of Receivables	Aggregate Current Principal Balance	% of Aggregate Current Principal Balance	Average Original Principal Balance	Total Original Balance	Weighted Average Current Coupon	Weighted Average Net Coupon	Weighted Average Margin	Weighted Average Maximum Rate	Weighted Average Months to Roll	Weighted Average Stated Original Term	Weighted Average Stated Remaining Term	Weighted Average Original Effective LTV	Percent Cashout Refi	Percent Interest Only	FICO Score
<= 619	1	800,000.00	1.90	800,000	800,000	4.875	4.625	2.250	10.875	32	360.0	356.0	67.80	0.0	0.0	0.0
620 to 644	1	280,000.00	0.66	280,000	280,000	6.500	6.125	2.250	12.500	34	360.0	358.0	80.00	0.0	100.0	637.0
645 to 669	2	1,046,000.00	2.48	523,000	1,046,000	6.022	5.647	2.250	12.022	34	360.0	358.5	74.00	0.0	100.0	662.6
670 to 694	11	4,593,984.51	10.89	417,951	4,597,460	6.383	6.029	2.276	12.383	33	360.0	356.9	77.80	39.0	65.1	682.3
695 to 719	18	7,764,747.15	18.41	431,867	7,773,600	6.023	5.644	2.461	12.023	33	360.0	357.1	72.23	47.1	84.5	709.9
720 to 744	22	9,743,321.91	23.10	448,826	9,874,175	6.240	5.854	2.524	12.240	35	360.0	358.8	68.36	60.0	96.6	729.6
745 to 769	11	4,646,562.74	11.02	422,778	4,650,560	5.915	5.484	2.407	11.915	32	360.0	356.1	76.15	34.4	74.7	757.1
770 to 794	23	12,243,141.63	29.03	532,379	12,244,726	6.114	5.747	2.386	12.097	34	360.0	358.2	69.71	25.6	70.6	779.9
795 to 819	4	1,061,100.00	2.52	265,275	1,061,100	6.512	5.851	2.250	12.512	32	360.0	355.9	81.27	19.4	100.0	804.5
Total:	93	42,178,857.94	100.00	455,136	42,327,621	6.121	5.736	2.412	12.115	34	360.0	357.7	71.88	38.5	79.4	738.2
Minimum: 637 Maximum: 811 ighted Average: 738.2